As filed with the Securities and Exchange Commission on October 26, 2000
                                            Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                              ELASTIC NETWORKS INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                     58-2418576
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

           6120 WINDWARD PARKWAY, SUITE 100, ALPHARETTA, GEORGIA 30005
                    (Address of Principal Executive Offices)

                               -------------------

                            1999 STOCK INCENTIVE PLAN
                                       AND
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                               -------------------

                                   GUY D. GILL
                              ELASTIC NETWORKS INC.
                        6120 WINDWARD PARKWAY, SUITE 100
                            ALPHARETTA, GEORGIA 30005
                                 (678) 297-3100
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                               -------------------

                                 With copies to:

                          W. TINLEY ANDERSON, III, ESQ.
                                HUNTON & WILLIAMS
                              BANK OF AMERICA PLAZA
                                   SUITE 4100
                           600 PEACHTREE STREET, N.E.
                           ATLANTA, GEORGIA 30308-2216
                                 (404) 888-4000

                               -------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                           Proposed              Proposed
            Title Of                                       Maximum               Maximum
           Securities                 Amount               Offering              Aggregate            Amount Of
             To Be                     To Be               Price Per             Offering           Registration
           Registered               Registered (1)         Share (2)             Price (2)               Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value....................      7,161,766 shares        $6.53                 $46,766,332         $12,346
====================================================================================================================

     (1) Pursuant to Rule 416(a), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.

     (2) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $6.53 per share, which was the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on October 25, 2000.
================================================================================

                              EXPLANATION STATEMENT

         This Registration Statement on Form S-8 is being filed by Elastic Networks Inc., a Delaware corporation (the "Registrant"), to register an aggregate of 7,161,766 shares of Common Stock, which is composed of 6,661,766 shares of Common Stock issuable under the Registrant's 1999 Stock Incentive Plan and 500,000 shares of Common Stock issuable under the Registrant's Employee Stock Purchase Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in this Part I of Form S-8 will be sent or given to employees of the Registrant as specified in Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission are incorporated by reference and made a part hereof:

                  (i) The Registrant's Form of Prospectus filed with the Commission on October 2, 2000 pursuant to Rule 424(b)(4); and

                  (ii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on September 27, 2000.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our second amended and restated certificate of incorporation and amended and restated bylaws include provisions that limit the personal liability of our officers and directors for monetary damages for breach of their fiduciary duty, except for liability that cannot be eliminated under the General Corporation Law of the State of Delaware (the "DGCL"). Our second amended and restated certificate of incorporation provides that, to the fullest extent provided by the DGCL, our directors will not be personally liable for monetary damages for breach of their fiduciary duty as directors. The DGCL does not permit a provision in a corporation's certificate of incorporation that would eliminate such liability for any of the following reasons:

     -   any breach of a duty of loyalty to the corporation or its stockholders;

     - any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - any unlawful payment of a dividend or unlawful stock repurchase or redemption as provided in Section 174 of the DGCL; or

     - any transaction from which the director derived an improper personal benefit.

         While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate this duty. These provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of a corporation only if he or she is a director of that corporation and is acting in his or her capacity as director, and do not apply to the officers of a corporation who are not directors.

         Our second amended and restated certificate of incorporation and amended and restated bylaws provide that, to the fullest extent permitted by the DGCL, we may indemnify our directors and officers. In addition, each of our directors has entered into an indemnification agreement pursuant to which we have agreed to indemnify such director to the fullest extent permitted by the DGCL. In addition, we currently maintain customary directors' and officers' liability insurance. At present, there is no pending litigation or proceeding involving any of our directors or officers in which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.   EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

    EXHIBIT NO.                              DESCRIPTION

        4.1           Form of Second Amended and Restated Certificate of
                      Incorporation (incorporated herein by reference to Exhibit
                      3.1 of the Registrant's Registration Statement on Form S-1
                      (Registration No. 333-40500) initially filed with the Commission on June 29, 2000, as amended and declared effective by the Commission as of September 28, 2000).

        4.2 Form of Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 of the Registrant's
                      Registration Statement on Form S-1 (Registration No.
                      333-40500) initially filed with the Commission on June 29, 2000, as amended and declared effective by the Commission as of September 28, 2000).

        4.3 Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration
                      Statement on Form S-1 (Registration No. 333-40500) initially filed with the Commission on June 29, 2000, as amended and declared effective by the Commission as of September 28, 2000).

        4.4           1999 Stock Incentive Plan. *

    EXHIBIT NO.                              DESCRIPTION

        4.5           Employee Stock Purchase Plan. *

         5 Opinion of Hunton & Williams, as counsel with respect to the securities being registered. *

        23.1          Consent of Deloitte & Touche, LLP. *

        23.2          Consent of Hunton & Williams (set forth as Exhibit 5). *

         24           Power of Attorney (reference is made to the signature page
                      (page II-4) hereof).

                      *  Filed herewith.

ITEM 9.   UNDERTAKINGS.

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 24th day of October, 2000.

                                     ELASTIC NETWORKS INC.


                                     By:  /s/ GUY D. GILL
                                        ------------------------------------
                                        Guy D. Gill
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes and appoints Guy D. Gill and Kevin D. Elop, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                  TITLE                        DATE

     /s/ GUY D. GILL                President, Chief Executive Officer              October 24, 2000
-----------------------------       and Chairman of the Board of
       Guy D. Gill                  Directors (principal executive officer)

    /s/ KEVIN D. ELOP               Chief Financial Officer, Secretary              October 24, 2000
-----------------------------       and Treasurer (principal financial
       Kevin D. Elop                and accounting officer)

    /s/ STEVEN J. BENSON            Director                                        October 24, 2000
-----------------------------
      Steven J. Benson

   /s/ THOMAS M. MANLEY             Director                                        October 24, 2000
-----------------------------
     Thomas M. Manley


  /s/ JEROME L. RHATTIGAN           Director                                        October 24, 2000
-----------------------------
     Jerome L. Rhattigan


                                  EXHIBIT INDEX

    EXHIBIT NO.                            DESCRIPTION

        4.1           Form of Second Amended and Restated Certificate of
                      Incorporation (incorporated herein by reference to Exhibit
                      3.1 of the Registrant's Registration Statement on Form S-1
                      (Registration No. 333-40500) initially filed with the Commission on June 29, 2000, as amended and declared effective by the Commission as of September 28, 2000).

        4.2 Form of Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 of the Registrant's
                      Registration Statement on Form S-1 (Registration No.
                      333-40500) initially filed with the Commission on June 29, 2000, as amended and declared effective by the Commission as of September 28, 2000).

        4.3 Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration
                      Statement on Form S-1 (Registration No. 333-40500) initially filed with the Commission on June 29, 2000, as amended and declared effective by the Commission as of September 28, 2000).

        4.4           1999 Stock Incentive Plan. *

        4.5           Employee Stock Purchase Plan. *

         5 Opinion of Hunton & Williams, as counsel with respect to the securities being registered. *

        23.1          Consent of Deloitte & Touche, LLP. *

        23.2          Consent of Hunton & Williams (set forth as Exhibit 5). *

         24           Power of Attorney (reference is made to the signature page
                      (page II-4) hereof).

                      *  Filed herewith.